SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 24, 2009

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 24, 2009 Zion Oil & Gas, Inc. (the "Company") completed its previously announced rights offering. As a result of the rights offering, the Company will issue 4,200,000 shares of common stock, par value $0.01 per share (the “Common Stock”), at a subscription price of $5.00 per share, to holders of record as of the close of business on May 4, 2009, who exercised their rights pursuant to the basic and over-subscription privileges. The total available subscription of 4.2 million shares of Common Stock will be accepted (including almost all of the over-subscription) and refunds for any unfilled over-subscriptions will be refunded as soon as possible. The gross proceeds from the rights offering of $21.0 million, less fees and expenses incurred in connection with the rights offering, will be used by the Company to further its drilling efforts and as otherwise provided in the prospectus. Following the issuance of the shares subscribed for in the rights offering, the Company will have outstanding 15,056,653 shares of its Common Stock.

A copy of the press release announcing the completion and results of the rights offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 – Press Release dated June 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 29, 2009	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer